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                                                                    EXHIBIT 10.5
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                                PROMISSORY NOTE

     FOR VALUE RECEIVED, Softsense Computer Products, Inc. ("Softsense"), a Georgia corporation, with offices at 1000 Alderman Drive, Suite A, Alpharetta, Georgia 30202, does hereby promise to pay to Emro Marketing Company ("Emro"), a Delaware corporation, with offices at 500 Speedway Drive, Enon, Ohio 45323, the sum of Eight Hundred Seventy-Two Thousand Five Hundred One Dollars and No Cents, ($872,501.00) with interest accruing on any unpaid principal amount, from February 16, 1996 until the principal amount is paid in full, at a rate of 6% per annum.

     The principal amount of this Note shall be paid in five (5) equal installments of One Hundred Seventy Four Thousand Five Hundred Dollars and Twenty Cents ($174,500.20), each due on the five (5) succeeding anniversary dates of the date of execution of this Note. Accrued and unpaid interest shall be due and paid no less frequently than at such time as installments of principal are due. Prepayments of principal and/or interest may be made without penalty; provided, however, that no prepayment shall reduce the principal installment amount (except to the extent that all principal shall have been paid) or interest due on any due date for such payments. Any payment hereunder received by Emro Marketing Company or any subsequent holder of this Note shall first be applied to any accrued and unpaid interest and then to any outstanding principal balance. Unless Softsense is advised otherwise by written notice sent to Softsense at its address as first written above, by certified mail, return receipt requested, postage prepaid, payments shall be made by Wire Transfer to Emro's account at National City Bank, Cleveland, Ohio, Account No. 2856689 (Emro Marketing Collections), ABA Routing Number 041000124.

     In the event of non-payment or incomplete payment of any installment of principal or interest when due, Emro shall advise Softsense of such by written notice sent to Softsense at its address first written above, by certified mail, return receipt requested, postage prepaid. Such notice shall be deemed delivered to Softsense upon the earlier of receipt by Softsense or five (5) days after mailing by Emro. If payment of all amounts then due are not made within five (5) days of delivery of such notice, Softsense shall be deemed to be in default of its obligations under this Note. In such event Emro, at its option and without further notice to Softsense, shall be entitled to declare all amounts of unpaid principal and interest owed under this Note immediately due and payable and shall be entitled to proceed with legal action to collect such amounts plus its reasonable attorney's fees and costs of collection.

     This Note is given pursuant to the provisions of Section 8 of Addendum No. 1 to the Softsense Computer Products, Inc. Compu-Touch Software License Support and Equipment Purchase Agreement dated May 27, 1994, between Softsense and Emro and the provisions of a certain Letter of Understanding dated February 16, 1996, signed by the parties and represents a rebate due to Emro from Softsense for the purchase of Nine Hundred and Forty Five (945) Software sets by Emro on and after May 27, 1994.

     This Note shall be governed by and construed in accordance with the laws of the State of Georgia.

     IN WITNESS WHEREOF, Softsense Computer Products, Inc., by and through its duly authorized representative, with full corporate authority to do so, does cause this Note to be executed at Alpharetta, Georgia this 27th day of March, 1996.

                                       SOFTSENSE COMPUTER PRODUCTS, INC.



Attest: /s/ Alon Goren                 By: /s/ John Heyman
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                 Its Secretary
                                       Name: John Heyman
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                 (seal)                Title: Vice President and Chief Financial
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                                              Officer
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